                                  [letterhead]

                                  June 12, 1997

                                                                    EXHIBIT 8(b)



Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, Michigan 49085

      Re:  Pinnacle Financial Services, Inc.
           Registration Statement on Form S-4
           Registration No. 333-19729

Ladies and Gentlemen:

    We have acted as counsel to Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), in connection with the contemplated merger of CB Bancorp, Inc., a Delaware corporation ("CB"), with and into Pinnacle (the "CB Merger") pursuant to the Michigan Business Corporation Act, as amended (the "MBCA"), the Delaware General Corporation Act, as amended (the "DGCL"), and the Agreement and Plan of Merger dated as of March 1, 1997, by and between Pinnacle and CB (the "CB Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the CB Merger Agreement (the "CB Merger Related Instruments").

    We have acted as counsel to Pinnacle Bank, a Michigan banking corporation and wholly-owned subsidiary of Pinnacle ("Pinnacle Bank"), in connection with the contemplated merger of Community Bank, A Federal Savings Bank, a federal savings bank ("CB"), with and into Pinnacle Bank (the "CB Subsidiary Bank Merger") pursuant to the Agreement and Plan of Merger and Consolidation to be executed by and between Pinnacle Bank and CB Bank (the "CB Subsidiary Bank Merger Agreement"), the Michigan Banking Code of 1969, as amended (the "Michigan Banking Code"), the Federal Deposit Insurance Act, as amended (the "FDIA"), and certain related instruments and agreements executed, or to be executed, in connection with the CB Subsidiary Bank Merger Agreement (the "CB Subsidiary Bank Merger Related Instruments").

    Our opinion is provided solely with respect to certain federal income tax consequences of the CB Merger and the CB Subsidiary Bank Merger. This opinion is being delivered at your request and pursuant to the CB Merger Agreement. (All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the CB Merger Agreement.)

DESCRIPTION OF TRANSACTIONS

    The MBCA, the DGCL, the CB Merger Agreement and the CB Merger Related Instruments essentially provide for (i) the merger of CB with and into Pinnacle, with Pinnacle, as the surviving corporation, succeeding to all of the assets and liabilities of CB; and (ii) subject to certain exceptions, the conversion of each issued and outstanding share of common stock, $.01 par value per share, of CB (the "CB Common Stock") into shares of common stock, no par value per share, of Pinnacle (the "Pinnacle Common Stock") as provided in the CB Merger Agreement.

    The Michigan Banking Code, the FDIA, the CB Subsidiary Bank Merger Agreement and the CB Subsidiary Bank Merger Related Instruments essentially provide for (i) the merger of CB Bank with and into Pinnacle Bank, with Pinnacle Bank, as the surviving institution (the "Surviving Bank"), succeeding to all of the assets and liabilities of CB Bank; (ii) the automatic cancellation of each issued and outstanding share of common stock of CB Bank; and (iii) the conversion of each issued and outstanding share of common stock of Pinnacle Bank into one share of common stock of the Surviving Bank.

FACTUAL ASSUMPTIONS, REPRESENTATIONS AND LIMITATIONS

    In rendering our opinion, we have examined and relied upon, and our opinion is conditioned upon the accuracy and completeness of, the facts, information, covenants and representations contained herein and in originals or copies, certified or otherwise identified to our satisfaction, of the CB Merger Agreement, the CB Related Instruments, the CB Subsidiary Bank Merger Agreement, the CB Subsidiary Bank Merger Related Instruments, and the Registration Statement on Form S-4, as amended (registration no. 333-19729) (the "Registration Statement"), filed by Pinnacle under the Securities Act of 1933, as amended, with respect to the shares of Pinnacle Common Stock to be issued to holders of shares of CB Common Stock upon consummation of the CB Merger. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Pinnacle and CB. We also have assumed that the CB Merger will be consummated in accordance with the CB Merger Agreement and the CB Merger Related Instruments and that the CB Merger will qualify as a merger under applicable state law. We also have assumed that the CB Subsidiary Bank Merger will be consummated in accordance with the CB Subsidiary Bank Merger Agreement and the CB Subsidiary Bank Merger Related Instruments and that the CB Subsidiary Bank Merger will qualify as a merger under applicable federal and state law.

    In addition, we have relied upon, and this opinion is expressly conditioned on the accuracy of, certain representations made to us by Pinnacle, Pinnacle Bank, CB and CB Bank (including, the representations contained in the attached representation certificates from Pinnacle, Pinnacle Bank, CB and CB Bank). We have assumed, without independent verification, that said representations are true in all material respects as of the date hereof.

OPINION

    In order to qualify as a tax-free reorganization, a transaction must satisfy certain statutory requirements set forth in the Internal Revenue Code of 1986, as amended (the "Code"), and several judicially-created requirements which have been developed through court rulings and Internal Revenue Service interpretations. For example, it is well established that in order for the CB Merger and the CB Subsidiary Bank Merger to be treated as tax-free reorganizations under Section 368 of the Code, each transaction must satisfy a "continuity of stockholder interest" requirement, a "continuity of business
enterprise" requirement, and a "business purpose" requirement.   Based upon our
review of certain representations and documentation concerning the CB Merger and the CB Subsidiary Bank Merger, we believe that the applicable statutory and judicial requirements will be satisfied by each of the CB Merger and the CB Subsidiary Bank Merger.

    Based upon the foregoing, and subject to the qualifications, if any that follow, we are of the opinion that under presently applicable law:

      (i) Provided that after the CB Merger Pinnacle will hold substantially all of its assets and substantially all of the assets of CB, and that in the transaction CB stockholders will exchange solely for Pinnacle Common Stock an amount of CB Common Stock constituting "voting control" of CB within the meaning of Section 368(c) of the Code, then the CB Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     (ii) Pinnacle and CB will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

    (iii) No gain or loss will be recognized by Pinnacle or CB as a result of the CB Merger.

     (iv) No gain or loss will be recognized by the stockholders of CB who exchange their shares of CB Common Stock solely for shares of Pinnacle Common Stock pursuant to the CB Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock).

      (v) The tax basis of the Pinnacle Common Stock received by stockholders of CB who exchange all of their shares of CB Common Stock solely for shares of Pinnacle Common Stock in the CB Merger will be the same as the tax basis of the shares of CB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     (vi) The holding period of the shares of Pinnacle Common Stock received by stockholders of CB in the CB Merger will include the period during which the shares of CB Common Stock surrendered in exchange therefor were held; provided, such shares of CB Common Stock were held as a capital asset by the holder of such shares of CB Common Stock at the Effective Time.

    (vii) Provided that after the CB Subsidiary Bank Merger Pinnacle Bank will hold substantially all of its assets and substantially all of the assets of CB Bank, then the CB Bank Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

   (viii) Pinnacle Bank and CB Bank will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ix) No gain or loss will be recognized by Pinnacle Bank or CB Bank as a result of the CB Subsidiary Bank Merger.

    This opinion may not be applicable to CB stockholders who received their CB Common Stock pursuant to the exercise of employee stock options or otherwise as compensation or who are not citizens or residents of the United States.

    NEITHER PINNACLE NOR CB INTENDS TO SUBMIT A RULING REQUEST REGARDING THE TRANSACTIONS TO THE NATIONAL OFFICE OF THE INTERNAL REVENUE SERVICE. The foregoing opinion is NOT binding upon the Internal Revenue Service.

    In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations and Proposed Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in the authorities upon which our opinion is based could affect our conclusions. However, we assume no obligation to revise or supplement this opinion if any subsequent change were to occur.

    The opinion set forth above is limited to the Federal law of the United States of America, the laws of the State of Michigan and the DGCL. We express no opinion as to any matter not addressed herein and no opinion as to matters addressed herein other than as expressly set forth herein. Accordingly, and except as expressly set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the CB Merger, the CB Subsidiary Bank Merger or of any transactions related to the CB Merger or the CB Subsidiary Bank Merger.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                       Sincerely,

                                       Miller, Canfield, Paddock and
                                         Stone, P.L.C.

                              REPRESENTATION CERTIFICATE
                                          OF
                                   CB BANCORP, INC.

    CB Bancorp, Inc., a Delaware corporation ("CB"), makes the following representations to Miller, Canfield, Paddock and Stone, P.L.C. for use by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion relative to certain federal income tax consequences of the merger (the "CB Merger") of CB with and into Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), pursuant to the Michigan Business Corporation Act, as amended, the Delaware General Corporation Act, as amended, the Agreement and Plan of Merger dated as of March 1, 1997 by and between Pinnacle and CB (the "CB Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the CB Merger Agreement (the "CB Merger Related Instruments"). Upon consummation of the CB Merger, and among other things, (i) CB will merge with and into Pinnacle, with Pinnacle, as the surviving corporation, succeeding to all of the assets and liabilities of CB, and (ii) subject to certain exceptions, each issued and outstanding share of common stock, $.01 par value per share, of CB ("CB Common Stock"), will be converted into shares of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") as provided in the CB Merger Agreement. CB acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion, and any material inaccuracy in any of the following representations may render the conclusions stated in the opinion of Miller, Canfield, Paddock and Stone, P.L.C. incorrect.

    1. The fair market value of the shares of Pinnacle Common Stock and other consideration to be received by each stockholder of CB will be approximately equal to the fair market value of the shares of CB Common Stock to be surrendered in the CB Merger.

    2. To the knowledge of CB, there is no plan or intention by the stockholders of CB to sell, exchange, or otherwise dispose of a number of shares of Pinnacle Common Stock to be received in the CB Merger that would reduce CB stockholders' ownership of Pinnacle Common Stock to a number of shares having a value, as of the date of the CB Merger, of less than 50 percent of the value of all of the formerly outstanding shares of CB Common Stock as of the same date. For purposes of this representation, shares of CB Common Stock exchanged for cash in lieu of fractional shares of Pinnacle Common Stock will be treated as outstanding shares of CB Common Stock on the date of the CB Merger. Moreover, shares of CB Common Stock and shares of Pinnacle Common Stock held by CB stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the CB Merger will be considered in making this representation.

    3. Immediately following the CB Merger, Pinnacle (i) will hold net assets of CB having a fair market value equal to at least 90 percent of the fair market value of the net assets held by CB immediately prior to the CB Merger and will hold gross assets of CB having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by CB immediately prior to the CB Merger. For purposes of this representation, amounts used by CB to pay reorganization expenses, and all redemptions and distributions made by CB will be included as assets of CB immediately prior to the CB Merger.

    4. CB has no plan or intention to issue additional shares of CB Common Stock that would result in Pinnacle losing "control" (within the meaning of Section 368(c) of the Internal Revenue Code, as amended (the "Code")) of CB immediately following the CB Merger.

    5. CB and the stockholders of CB will pay their respective expenses, if any, incurred in connection with the CB Merger.

    6. There is no intercorporate indebtedness existing between CB and Pinnacle that was issued, or was acquired, or will be settled, at a discount.

    7. In the CB Merger, shares of CB Common Stock representing "control" (within the meaning of Section 368(c) of the Code) of CB will be exchanged solely for voting stock of Pinnacle. For purposes of this representation, shares of CB Common Stock exchanged for cash or other property originating with Pinnacle will be treated as outstanding shares of CB Common Stock on the date of the CB Merger.

    8. At the time of the CB Merger, CB will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CB that, if exercised or converted, would affect Pinnacle's acquisition or retention of "control" (within the meaning of Section 368(c) of the Code) of CB immediately following the CB Merger.

    9.   CB is not an investment company as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

    10. On the date of the CB Merger, the fair market value of the assets of CB will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

    11. CB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


CB BANCORP, INC.


By: /s/ JOSEPH A. HEFFERNAN                           Date: June 12, 1997
    -------------------------------
           Joseph A. Heffernan
     Its:  President and
           Chief Executive Officer

                              REPRESENTATION CERTIFICATE
                                          OF
                        COMMUNITY BANK, A FEDERAL SAVINGS BANK

    Community Bank, A Federal Savings Bank, a federal savings bank ("CB Bank"), makes the following representations to Miller, Canfield, Paddock and Stone, P.L.C. for use by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion relative to certain federal income tax consequences of the merger (the "CB Subsidiary Bank Merger") of CB Bank with and into Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), pursuant to the Michigan Banking Code of 1969, as amended, the Federal Deposit Insurance Act, as amended, the Agreement and Plan of Merger and Consolidation to be executed by and between Pinnacle Bank and CB Bank (the "CB Subsidiary Bank Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the CB Subsidiary Bank Merger Agreement (the "CB Subsidiary Bank Merger Related Instruments"). Upon consummation of the CB Subsidiary Bank Merger, and among other things, (i) CB Bank will merge with and into Pinnacle Bank, with Pinnacle Bank, as the surviving institution (the "Surviving Bank"), succeeding to all of the assets and liabilities of CB Bank, (ii) each issued and outstanding share of common stock of CB Bank will be cancelled; and (iii) each issued and outstanding share of common stock of Pinnacle Bank will be converted into one share of common stock of the Surviving Bank. CB Bank acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion, and any material inaccuracy in any of the following representations may render the conclusions stated in the opinion of Miller, Canfield, Paddock and Stone, P.L.C. incorrect.

    1. Immediately following the CB Subsidiary Bank Merger, Pinnacle Bank (i) will hold net assets of CB Bank having a fair market value equal to at least 90 percent of the fair market value of the net assets held by CB Bank immediately prior to the CB Subsidiary Bank Merger and will hold gross assets of CB Bank having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by CB Bank immediately prior to the CB Subsidiary Bank Merger. For purposes of this representation, amounts used by CB Bank to pay reorganization expenses, and all redemptions and distributions made by CB Bank will be included as assets of CB Bank immediately prior to the CB Bank Merger.

    2. CB Bank has no plan or intention to issue additional shares of CB Bank Common Stock that would result in Pinnacle Bank losing "control" (within the meaning of Section 368(c) of the Internal Revenue Code, as amended (the "Code")) of CB Bank immediately following the CB Subsidiary Bank Merger.

    3. CB Bank and the sole stockholder of CB Bank will pay their respective expenses, if any, incurred in connection with the CB Subsidiary Bank Merger.

    4. There is no intercorporate indebtedness existing between CB Bank and Pinnacle Bank that was issued, or was acquired, or will be settled, at a discount.

    5. At the time of the CB Subsidiary Bank Merger, CB Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CB Bank that, if exercised or converted, would affect Pinnacle Bank's acquisition or retention of "control" (within the meaning of Section 368(c) of the Code) of CB Bank immediately following the CB Subsidiary Bank Merger.

    6. CB Bank is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

    7. On the date of the CB Subsidiary Bank Merger, the fair market value of the assets of CB Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

    8. CB Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

COMMUNITY BANK, A FEDERAL SAVINGS BANK


By:  /s/ JOSEPH A. HEFFERNAN                           Date: June 12, 1997
     --------------------------------
           Joseph A. Heffernan
     Its:  President and
           Chief Executive Officer

                              REPRESENTATION CERTIFICATE
                                          OF
                          PINNACLE FINANCIAL SERVICES, INC.


    Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), makes the following representations to Miller, Canfield, Paddock and Stone, P.L.C. for use by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion relative to certain federal income tax consequences of the merger (the "Merger") of CB Bancorp, Inc., a Delaware corporation ("CB"), with and into Pinnacle pursuant to the Michigan Business Corporation Act, as amended, the Delaware General Corporation Act, as amended, the Agreement and Plan of Merger dated as of March 1, 1997 by and between Pinnacle and CB (the "CB Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the Merger Agreement (the "CB Merger Related Instruments"). Upon consummation of the CB Merger, and among other things, (i) CB will merge with and into Pinnacle, with Pinnacle, as the surviving corporation, succeeding to all of the assets and liabilities of CB, and (ii) subject to certain exceptions, each issued and outstanding share of common stock, $.01 par value per share, of CB ("CB Common Stock"), will be converted into shares of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") as provided in the CB Merger Agreement. Pinnacle acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion, and any material inaccuracy in any of the following representations may render the conclusions stated in the opinion of Miller, Canfield, Paddock and Stone, P.L.C. incorrect.

    1. The fair market value of the shares of Pinnacle Common Stock and other consideration to be received by each stockholder of CB will be approximately equal to the fair market value of the shares of CB Common Stock to be surrendered in the CB Merger.

    2. To the knowledge of Pinnacle, there is no plan or intention by the stockholders of CB to sell, exchange, or otherwise dispose of a number of shares of Pinnacle Common Stock to be received in the CB Merger that would reduce the CB stockholders' ownership of Pinnacle Common Stock to a number of shares having a value, as of the date of the CB Merger, of less than 50 percent of the value of all of the formerly outstanding shares of CB Common Stock as of the same date. For purposes of this representation, shares of CB Common Stock exchanged for cash in lieu of fractional shares of Pinnacle Common Stock will be treated as outstanding shares of CB Common Stock on the date of the CB Merger.
Moreover, shares of CB Common Stock and shares of Pinnacle Common Stock held by CB stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the CB Merger will be considered in making this representation.

    3. Immediately following the CB Merger, (i) Pinnacle will hold net assets of Pinnacle having a fair market value equal to at least 90 percent of the fair market value of the net assets held by Pinnacle immediately prior to the CB Merger and will hold gross assets of Pinnacle having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by Pinnacle immediately prior to the CB Merger; and (ii) Pinnacle will hold net assets of CB having a fair market value equal to at least 90 percent of the fair market value of the net assets held by CB immediately prior to the CB Merger and gross assets of CB having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by CB immediately prior to the CB Merger. For purposes of this representation, amounts used by Pinnacle and CB, as applicable, to pay reorganization expenses, and all redemptions and distributions (except for regular normal dividends) made by Pinnacle and CB, as applicable, will be included as assets of Pinnacle and CB, as applicable, immediately prior to the CB Merger.

    4. Immediately following the CB Merger, Pinnacle will be in "control" (within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of CB.

    5. Pinnacle does not have any plan or intention to issue additional shares of its stock that would result in Pinnacle losing "control" (within the meaning of Section 368(c) of the Code) of CB immediately following the CB Merger.

    6. Pinnacle has no plan or intention to reacquire any of the specific shares of Pinnacle Common Stock to be issued in the CB Merger.

    7. Except as otherwise expressly provided for in the CB Merger Agreement, Pinnacle has no plan or intention to (i) liquidate CB, (ii) merge CB with or into any corporation other than Pinnacle, (iii) sell or otherwise dispose of any stock of CB except for transfers of stock to corporations controlled by Pinnacle, or (iv) sell or otherwise dispose of any of its assets or of any of the assets acquired from CB, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Pinnacle.

    8. To the knowledge of Pinnacle, all liabilities of CB to be assumed by Pinnacle upon consummation of the CB Merger, if any, and all liabilities, if any, encumbering assets of CB that are to be transferred to Pinnacle upon consummation of the CB Merger, were incurred by CB in the ordinary course of business.

    9. Following the CB Merger, Pinnacle will continue the historic businesses of Pinnacle and CB or use a significant portion of the assets of Pinnacle and CB in such historic businesses.

    10. Pinnacle will pay its expenses, if any, incurred in connection with the CB Merger. Pinnacle will not pay any of the expenses of CB (except to the extent it pays such expenses in its capacity as the surviving corporation of the CB Merger) or of the stockholders of CB.

    11. There is no intercorporate indebtedness existing between CB and Pinnacle that was issued, or was acquired, or will be settled, at a discount.

    12. In the CB Merger, shares of CB Common Stock representing "control" (within the meaning of Section 368(c) of the Code) of CB will be exchanged solely for voting stock of Pinnacle. For purposes of this representation, shares of CB Common Stock exchanged for cash or other property originating with Pinnacle will be treated as outstanding CB Common Stock on the date of the Merger.

    13. At the time of the CB Merger, none of Pinnacle and CB will have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CB that, if exercised or converted, would affect Pinnacle's acquisition or retention of "control" (within the meaning of Section 368(c) of the Code) of CB immediately following the CB Merger.

    14. Pinnacle does not directly own, nor has it directly owned during the past five years, any shares of the stock of CB.

    15. Pinnacle is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

    16. The fair market value of the assets of CB to be transferred to Pinnacle upon consummation of the CB Merger will equal or exceed the sum of the liabilities to be assumed by Pinnacle, plus the amount of liabilities, if any, to which the transferred assets are subject. At the Effective Time, the fair market value of the assets of CB will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which those assets are subject.

    17. Pinnacle is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

PINNACLE FINANCIAL SERVICES, INC.


By:  /s/ RICHARD L. SCHANZE                          Date  June 12, 1997
     -------------------------------
     Richard L. Schanze
     Its:  President and
           Chief Executive Officer

                              REPRESENTATION CERTIFICATE
                                          OF
                                    PINNACLE BANK


    Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), makes the following representations to Miller, Canfield, Paddock and Stone, P.L.C. for use by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion relative to certain federal income tax consequences of the merger (the "CB Subsidiary Bank Merger") of Community Bank, A Federal Savings Bank, a federal savings bank ("CB Bank"), with and into Pinnacle Bank pursuant to the Michigan Banking Code of 1969, as amended, the Federal Deposit Insurance Act, as amended, the Agreement and Plan of Merger and Consolidation to be executed by and between Pinnacle and CB (the "CB Subsidiary Bank Merger Agreement"), and certain related instruments and agreements executed, or to be executed, in connection with the CB Subsidiary Bank Merger Agreement (the "CB Subsidiary Bank Merger Related Instruments"). Upon consummation of the CB Subsidiary Bank Merger, and among other things, (i) CB Bank will merge with and into Pinnacle Bank, with Pinnacle Bank, as the surviving institution (the "Surviving Bank"), succeeding to all of the assets and liabilities of CB Bank; (ii) each issued and outstanding share of common stock of CB Bank will be cancelled; and (iii) each issued and outstanding share of common stock of Pinnacle Bank will be converted into one share of common stock of the Surviving Bank. Pinnacle Bank acknowledges and agrees that each of the following representations constitutes a material representation to be relied upon by Miller, Canfield, Paddock and Stone, P.L.C. in rendering its opinion, and any material inaccuracy in any of the following representations may render the conclusions stated in the opinion of Miller, Canfield, Paddock and Stone, P.L.C. incorrect.

    1. Immediately following the CB Subsidiary Bank Merger, (i) Pinnacle Bank will hold net assets of Pinnacle Bank having a fair market value equal to at least 90 percent of the fair market value of the net assets held by Pinnacle Bank immediately prior to the CB Subsidiary Bank Merger and will hold gross assets of Pinnacle Bank having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by Pinnacle Bank immediately prior to the CB Subsidiary Bank Merger; and (ii) Pinnacle Bank will hold net assets of CB Bank having a fair market value equal to at least 90 percent of the fair market value of the net assets held by CB Bank immediately prior to the CB Subsidiary Bank Merger and gross assets of CB Bank having a fair market value equal to at least 70 percent of the fair market value of the gross assets held by CB Bank immediately prior to the CB Subsidiary Bank Merger. For purposes of this representation, amounts used by Pinnacle Bank and CB Bank, as applicable, to pay reorganization expenses, and all redemptions and distributions (except for regular normal dividends) made by Pinnacle Bank and CB Bank, as applicable, will be included as assets of Pinnacle Bank


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

and CB Bank, as applicable, immediately prior to the CB Subsidiary Bank Merger.

    2. Immediately following the CB Subsidiary Bank Merger, Pinnacle Bank will be in "control" (within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of CB Bank.

    3. Pinnacle Bank does not have any plan or intention to issue additional shares of its stock that would result in Pinnacle Bank losing "control" (within the meaning of Section 368(c) of the Code) of CB Bank immediately following the CB Subsidiary Bank Merger.

    4. Except as otherwise expressly provided for in the CB Subsidiary Bank Merger Agreement, Pinnacle Bank has no plan or intention to (i) liquidate CB Bank, (ii) merge CB Bank with or into any corporation other than Pinnacle Bank,
(iii) sell or otherwise dispose of any stock of CB Bank except for transfers of stock to corporations controlled by Pinnacle Bank, or (iv) sell or otherwise dispose of any of its assets or of any of the assets acquired from CB Bank, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Pinnacle Bank.

    5. To the knowledge of Pinnacle Bank, all liabilities of CB Bank to be assumed by Pinnacle Bank upon consummation of the CB Subsidiary Bank Merger, if any, and all liabilities, if any, encumbering assets of CB Bank that are to be transferred to Pinnacle Bank upon consummation of the CB Subsidiary Bank Merger, were incurred by CB Bank in the ordinary course of business.

    6. Following the CB Subsidiary Bank Merger, Pinnacle Bank will continue the historic businesses of Pinnacle Bank and CB Bank or use a significant portion of the assets of Pinnacle Bank and CB Bank in such historic businesses.

    7. Pinnacle will pay its expenses, if any, incurred in connection with the CB Subsidiary Bank Merger. Pinnacle Bank will not pay any of the expenses of CB (except to the extent it pays such expenses in its capacity as the surviving corporation of the CB Bank Subsidiary Bank Merger) or of the stockholders of CB Bank.

    8. There is no intercorporate indebtedness existing between CB Bank and Pinnacle Bank that was issued, or was acquired, or will be settled, at a discount.

    9. At the time of the CB Subsidiary Bank Merger, none of Pinnacle Bank and CB Bank will have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CB Bank that, if exercised or converted, would affect Pinnacle's acquisition or retention of "control" (within the meaning of Section 368(c) of the Code) of CB Bank immediately following the CB Subsidiary Bank Merger.

    10. Pinnacle Bank does not directly own, nor has it directly owned during the past five years, any shares of the stock of CB Bank.

    11. Pinnacle Bank is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

    12. The fair market value of the assets of CB Bank to be transferred to Pinnacle Bank upon consummation of the CB Subsidiary Bank Merger will equal or exceed the sum of the liabilities to be assumed by Pinnacle Bank, plus the amount of liabilities, if any, to which the transferred assets are subject. At the effective time of the CB Subsidiary Bank Merger, the fair market value of the assets of CB Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which those assets are subject.

    13. Pinnacle Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

PINNACLE BANK


By:  /s/ RICHARD L. SCHANZE                           Date June 12, 1997
     ------------------------------
     Richard L. Schanze
     Its:  Chief Executive Officer


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